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EXHIBIT 23

Independent Auditors' Consent

The Board of Directors
International Multifoods Corporation:

        We consent to incorporation by reference in this Registration Statement on Form S-8 of International Multifoods Corporation of our report dated May 7, 2003, relating to the statements of financial condition of the Stock Purchase Plan of Robin Hood Multifoods Inc. as of February 28, 2003 and 2002, and the related statements of income and changes in plan equity for each of the years in the three-year period ended February 28, 2003, which report appears in the February 28, 2003 Annual Report on Form 11-K of International Multifoods Corporation.

        In addition, we consent to incorporation by reference in this Registration Statement on Form S-8 of International Multifoods Corporation of our reports dated April 1, 2003, relating to the consolidated balance sheets of International Multifoods Corporation and subsidiaries as of March 1, 2003 and March 2, 2002 and the related consolidated statements of operations, cash flows, and shareholders' equity (consolidated financial statements), and related financial statement schedule for each of the fiscal years in the three-year period ended March 1, 2003, which reports are incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 1, 2003, of International Multifoods Corporation. Our report on the consolidated financial statements refers to the adoption, in fiscal 2003, of the remaining provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", and to the adoption in fiscal 2002 of the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities"; SFAS No. 141, "Business Combinations"; and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

/s/ KPMG LLP

Minneapolis, Minnesota
August 18, 2003

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  EXHIBIT 23